SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 20, 2012

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

226 Landis Avenue, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the receipt of non-objection from the Board of Governors of the Federal Reserve System, on December 20, 2012, Thomas R. Brugger was appointed as Executive Vice President and Chief Financial Officer of Sun Bancorp, Inc. (the “Company”).  He has served as Executive Vice President and Chief Financial Officer of the Company’s wholly-owned subsidiary, Sun National Bank (the “Bank”), since November 13, 2012.  The terms of Mr. Brugger’s employment arrangement are set forth in Exhibit 10 to the Company’s Current Report on Form 8-K filed on November 9, 2012, the complete text of which, including exhibit 10, is incorporated herein by reference.  There are no transactions in which Mr. Brugger has an interest requiring disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BANCORP, INC.
Date: December 28, 2012	By:	/s/ Thomas X. Geisel
Thomas X. Geisel President and Chief Executive Officer